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                                                                  EXHIBIT 10.4.1
                                LEASE AGREEMENT
STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

     1.   PARTIES:

     THIS LEASE, made and entered into this the 1st day of September, 1993 by and between Atlantic Design Company, Inc., hereinafter called "TENANT" and Garrett and Garrett, hereinafter called "LANDLORD."

     2.   DEMISED PREMISES:

          The LANDLORD, in consideration of the covenants, conditions, agreements and stipulations of the TENANT hereinafter expressed, does hereby demise and lease the following premises situated in the City of Charlotte and State of North Carolina, described as follows:

     5601-1 60,000 Sq. Ft. 5,000 S.F. now occupied
     5601-2 10,720 Sq. Ft. now occupied
     5061-3 41,600 Sq. Ft. now occupied
     5061-4 10,000 Sq. Ft. now occupied


All areas approximate, all located at 5601 Wilkinson Boulevard, Charlotte, North Carolina, EXCEPT that rent herein provided must be paid for full occupancy including 5601-1, beginning April 1, 1994, otherwise lease for 5601-1 is terminated at that time, without further obligation of either party for the 5601-1 premises.

Atlantic Design will have the option to cancel this lease without any penalties as noted in paragraph #24 if the TENANT in 5601-1 detracts from Atlantic Design's business.

     3.   TERM AND USE:
          To have and hold the same for a term of three years (3) years to commence on September 1, 1993.

          TENANT covenants to occupy and use the demised premises during the term of this lease and any renewals thereof as an office and warehouse and for such purpose and in such manner as shall not violate the zoning ordinances and other regulations of the Federal, State, County, and Municipal authorities now in force or hereafter adopted which in any manner affect the use of the demised premises or any appurtenances thereto.

     4.   RENTAL AND OPTION TO RENEW:

          The LANDLORD hereby reserves and the TENANT hereby agrees to pay the LANDLORD upon the commencement of the three (3) year term referred to hereinbefore an annual rental of One Hundred thirty thousand two hundred forty-eight ($130,248.00) dollars
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said payments to be made in twelve equal monthly installments of $10,854.00 each, between the first and fifth days of each month during the lease term.

     ADDITIONAL RENT:
     5601-1 Wilkinson Bv. as herein above described, consists of approximately 60,000 square feet and is expected to be occupied by 15,000 square feet increments which at such time additional rent will be due in advance and prorated to date of occupancy at the rate of thirty one thousand three hundred fifty dollars ($31,350) annually for each increment, two thousand six hundred twelve dollars and fifty cents ($2,612.50) per month.

     TENANT shall have the option until April 1, 1994 to occupy additional space in 5601-1 in 15,000 sq. ft. increments, up to a maximum of 60,000 sq. ft. at the rate of thirty-one thousand, three hundred fifty dollars ($31,350.00) annually for each increment, or two thousand, six hundred twelve dollars and fifty cents ($2,612.50) per month. Said option may be exercised by TENANT providing written notice to LANDLORD no less than twenty (20) days prior to the month in which such occupancy is to begin. In the event that this option to let is not exercised in whole or in part prior to April 1, 1994, this Lease Agreement shall terminate as to 5601-1 only as of said date.

     OPTION TO RENEW:
     LANDLORD hereby gives TENANT an option to renew, except as provided for in
Section 4(b) above, for a period of three (3) years at the rental rate set forth herein increased by the percentage change in the Consumer Price Index spreadsheet of the U.S. Government, from the date hereof to the date of the renewal lease agreement, for the narrowest reported area in which the city of Charlotte, state of North Carolina, is located. All other conditions to remain the same. TENANT shall notify LANDLORD in writing of his intent to exercise such option six (6) months prior to expiration of this Lease.

     5.   RENTAL PAYMENTS:
          All rental payments provided herein shall be made to LANDLORD at its office, Southern Real Estate 2550 NationsBank Plaza, Charlotte, North Carolina 28280, until notice to the contrary is given by LANDLORD.

     6.   UTILITIES:
          During the term of the lease, TENANT shall provide and pay for all lights, heat, water, storm water fees and other utilities upon the demised premises.

     7.   OWNERSHIP, POSSESSION AND WARRANTY:
          The LANDLORD covenants that it is lawfully seized of the demised premises and of the parking areas, driveways and footways and has good right and lawful authority to enter into this lease for the full term aforesaid, that LANDLORD will put the TENANT in actual possession of the demised premises at the beginning of the term aforesaid, and that TENANT, on paying the said rent and performing the covenants herein agreed by it to be

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performed, shall and may peaceably and quietly have, hold and enjoy the demised premises and use the appurtenances thereto as hereinabove referred to for the said term.

     8.   FIXTURES AND PERSONAL PROPERTY:
          Any trade fixtures, equipment and other property installed in or attached to the demised premises by and at the expense of the TENANT and all light fixtures provided by TENANT and installed by LANDLORD and all other items whether trade fixtures or otherwise, installed by the TENANT, shall remain as the property of the TENANT and the LANDLORD agrees that the TENANT shall have the right at any time and from time to time, provided it be not in default hereunder, to remove any and all of its trade fixtures, equipment and other property which it may have stored or installed on the demised premises substantially to the same condition in which they were at the time the TENANT took possession.

     9. INTERNAL MAINTENANCE AND TENANT'S COVENANT TO SURRENDER PREMISES IN GOOD CONDITION:
          Tenant covenants that it will at its own expense keep and maintain in good order and repair the interior of the improvements to be constructed upon the demised premises excluding principal structural portions, but including without limitation all window glass, plumbing, wiring, electrical systems, heating and air conditioning system, overhead doors, locks, exterior locks, loading doors and entrance doors. Tenant further covenants that it will not make structural change or alteration without the written consent of the LANDLORD, that it will not in any manner deface or injure said premises or any part thereof; and that it will return said premises peaceably and promptly to the LANDLORD at the end of the term of this lease, or at any previous termination thereof, in as good condition as the same are at the beginning of the term, loss by fire or other hazard and by ordinary wear and tear expected.

     10.  EXTERNAL MAINTENANCE:
          LANDLORD covenants that it will at its own expense keep and maintain the exterior and principal interior structural portions of the improvements to be constructed upon the demised premises and the parking areas, driveways, and footways in good order and repair during said term; provided, however, that LANDLORD shall not be responsible for or required to make any repairs which may have been occasioned or necessitated by the negligence or willfulness of TENANT, its agents or employees. It shall be the TENANT's responsibility to keep the area immediately in front of and adjacent to the demised premises free and clear of trash and debris.

     11.  TAXES AND INSURANCE
          The LANDLORD shall pay all real estate taxes on the demised premises, parking areas and driveways. LANDLORD will maintain and pay for adequate fire insurance, with extended coverage, on the demised premises. If during the term of this lease the demised premises are used by the TENANT for any purpose or in any manner that causes the improvements to be rated by fire insurance companies as extra hazardous, TENANT will pay the additional insurance premium caused by such use.

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          TENANT covenants and agrees to save LANDLORD harmless from any liability, whatsoever, arising out of TENANTS negligent use of the demised premises, parking areas, driveways and footways and shall provide and pay for adequate comprehensive general liability coverage for that purpose.

          TENANT shall provide for all hazard insurance on its own contents in the demised premises.

          TENANT shall pay all personal property taxes.

          LANDLORD and TENANT mutually agree that in respect to any loss which is covered by insurance then being carried by them respectively, the one carrying such insurance and suffering said loss, releases the other of and from any and all claims with respect to such loss, to the extent reimbursable by such insurance.

     12.  TAX CLAUSE:
          The TENANT agrees to pay any and all ad valorem taxes assessed or levied against or upon the premises which are in excess of the amount of such taxes imposed upon the premises for the year 1993, provided that the premises are fully improved and assessed for the entire year of 1993, whether the increase results from a higher tax rate or an increase in the assessed valuation of the premises or both. Such increase shall be deemed additional rent and shall be paid by the TENANT within (30) days after the LANDLORD exhibits to the TENANT the tax bill evidencing such increase.

          It is understood and agreed that TENANT shall have the right, in its name or the name of LANDLORD, to protest or review by legal proceedings or in such other manner as it may deem suitable any tax or assessment with respect to the demised premises, provided any such protest or review shall be at the sole cost and expense of TENANT. LANDLORD will on request, furnish TENANT with the tax receipts, bills, or other data which TENANT may deem necessary or proper for the purpose of such protest or review and such authorization or authorizations as may be necessary therefore.

     13.  RIGHTS OF PAYMENT UPON DEFAULT:
          The LANDLORD agrees that if it shall at any time fail to pay any taxes and to provide and pay for any insurance required of it under the terms of this lease, then TENANT may at its option without liability for forfeiture pay such taxes or provide and pay for such insurance and deduct the actual cost thereof from the rent next thereafter falling due hereunder.

          LANDLORD further agrees that TENANT shall also have the right at its option without liability of forfeiture to pay when due or within the grace period permitted any installment of mortgage indebtedness upon the demised premises when the payment thereof shall be necessary to preserve TENANT's leasehold interest hereunder and deduct the payment thereof from the rent thereafter falling due hereunder.

          TENANT agrees to pay as rent in addition to the rental herein reserved any and all sums which may become due for reason of the failure of Tenant to comply with all of the covenants of this lease and any and all damages, costs and expenses which the LANDLORD may suffer or incur by reason of any default of the TENANT, or failure on its part to comply with the covenants of this lease and each of them, and also any and all damages to the demised

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premises caused by any act or neglect of the TENANT. Upon notification from any first Mortgagee on the aforementioned described property, the TENANT hereby agrees to give said Mortgagee 30 days notice in writing of any defaults under this lease in order that said Mortgagee may have the right to cure said defaults at their sole option.

     14.  TENANT'S DEFAULT:
          If the TENANT shall make default in any covenant or agreement to be performed by it and if after written notice from LANDLORD to TENANT such default shall continue for a period of ten (10) days or if the leasehold interest of the TENANT shall be taken on execution or other process of law or if the TENANT shall petition to be or be declared bankrupt or insolvent according to law, or make any conveyance or general assignment for the benefit of creditors, or if a receiver be appointed for such TENANT's property and such appointment be not vacated and set aside within thirty (30) days from the date of such appointment, or proceedings for reorganization or for composition with creditors be instituted by or against such TENANT, then, and in any of said cases, the LANDLORD may immediately or at any time thereafter and without further notice or demand enter into and upon said premises or any part thereof and take absolute possession of the same fully and absolutely without such re-entry working a forfeiture of the rents to be paid and the covenant to be performed by the TENANT for the full term of this lease and may at the LANDLORD's election lease or sublet such premises or any part thereof on such terms and conditions and for such rents and for such time as the LANDLORD may elect and after crediting the rent actually collected by the LANDLORD from such reletting on rentals stipulated to be paid under this lease by the TENANT, collect from the TENANT any balance remaining due on the rent served under this lease.

     15.  ASSIGNING AND SUBLETTING:
     The TENANT may not assign this lease or sublet the whole or any part of the demised premises without the written consent of the LANDLORD, it being understood and agreed that such consent will not be unreasonably withheld; provided, however, that TENANT may sublease or assign this lease agreement to a parent, subsidiary or affiliated corporation, and in such event, subsection (a)
- (d) of this section shall apply. In the event the LANDLORD at any time in writing consents to the requirements of this lease or to the subletting of the whole or any part of the demised premises, such assignment or sublease shall be in writing and shall be subject to the following conditions:

     (a) That neither such assignment nor sublease nor the acceptance of rent by the LANDLORD from such assignee tenant shall relieve, release or in any manner affect the liability of that TENANT hereunder;

     (b) That the said assignee or subtenant by an instrument in writing in recordable form shall assume and agree to observe and perform all of the agreements, conditions, covenants and terms of this lease on the part of the TENANT to be observed and performed, and shall be, and become jointly and severally liable with the TENANT for the nonperformance of:

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     (c)  That a duplicate-original of such instrument of assignment or sublease and assumption shall be delivered to LANDLORD as soon as such assignment or sublease shall be made, except upon compliance with and subject to the provisions of paragraph.

     (d) That no further or additional assignment of the lease or sublease shall be made, except upon compliance with subject to the provisions of this paragraph.

     16.  SIGNS:
     The TENANT shall have the right to erect reasonable and normal signs relating to its business activities provided consent to the erection of any such signs shall first be obtained from LANDLORD, which consent shall not be unreasonably withheld. The care and maintenance of such signs shall be the responsibility of the TENANT and shall remain the property of the TENANT.

     The LANDLORD or his designated agent shall have the privilege of installing a "For Lease" and/or "For Sale" sign on the leased premises during the last 90 days of the lease term or any extension thereof and shall have the privilege of showing the leased premises to prospective TENANTS or purchasers during such 90 day period.

     17.  DESTRUCTION BY FIRE:
     The parties hereto mutually agree that if the improvements upon the demised premises be damaged by fire or misuse insured against by LANDLORD, TENANT shall meanwhile be entitled to an abatement of rent to the extent of the loss suffered by it, LANDLORD will repair the said damages as promptly as practicable, under the supervision of TENANT's engineering department. In the event of the destruction (meaning by "destruction" damage to the extent of seventy-five (75%) percent of its value) of the said building by fire or other cause insured against, either party may, at its option, cancel and terminate this lease by giving to the other written notice thereof at any time within thirty (30) days after the date of such destruction.

     18.  CONDEMNATION:
     If the whole or a substantial portion of the demised premises is taken by any governmental agency or corporation with the right of exercise of eminent domain, whether such taking be effected by Court action or by settlement with the exercising or threatening to exercise such power and if the property so taken renders the remainder of said property unfit for thereof by TENANT, then the TENANT shall have the option to terminate, or if the taking does not interfere with TENANT's use of the premises to the extent TENANT does not have an option to terminate, there shall be a permanent reduction of the annual rent according to the nature and extent of the taking.



     19.  NOTICES:
     Whenever in this lease it shall be required or permitted that notice or demand be given or served by either party to this lease to the other, such notice or demand shall be given or

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served and shall not be deemed to have been given or served unless in writing and forwarded by mail addressed as follows:

     To the LANDLORD at its office, Southern Real Estate 2550 NationsBank Plaza, Charlotte, North Carolina 28280
     To the TENANT at Atlantic Design Company, Inc. 5601 Wilkinson Bv. Charlotte, NC 28208

Addresses may be changed from time to time by either party by serving notice as above provided with a copy to Ogden Services; 2 Pennsylvania Plaza; New York, New York, 10121; attention: General Council.

     20.  AGREEMENT BETWEEN LANDLORD AND TENANT:
     It is expressly understood and agreed by and between the parties hereto that this lease sets forth all the promises, terms, conditions and understandings between LANDLORD and TENANT relative to the demised premises, and that there are no promises, agreements conditions or understandings, either oral or written, between them other than are herein set forth. It is understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to shall be binding upon LANDLORD or TENANT unless reduces to writing and signed by them.

     21.  OBLIGATIONS OF SUCCESSORS:
     The LANDLORD and the TENANT agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants and agreements were used in each separate paragraph hereof and that all provisions hereof shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, assigns.

     22.  SUBORDINATION OF LEASE:
     This lease, its terms and conditions, and all leasehold interest and rights hereunder, are expressly made, given and granted subject and subordinate to the lien of any bona fide mortgage or deed of trust now or hereafter imposed upon all or any of the demised premises, and TENANT agrees to execute and deliver to the LANDLORD, its successors or assigns, or to any other person or corporation designated by the LANDLORD, any instrument or instruments requested by the LANDLORD consenting to any such subordination, all rights of TENANT hereunder shall be fully preserved and protected as long as TENANT complies with all the covenants or conditions herein assumed by it.



     23.  ENVIRONMENTAL RESTRICTIONS:

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     TENANT shall not dispose of waste of any kind, whether hazardous or not, and TENANT shall not conduct any activity which may or does require hazardous materials treatment, storage or disposal permit from any governmental agency.

     24.  SPECIAL CONDITIONS:

     TENANT has right to terminate this agreed by three (3) months advance notification in writing to LANDLORD plus payment of additional rent equal to three (3) times the amount due for the first month prior to the notice date.

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     IN TESTIMONY WHEREOF, the LANDLORD and TENANT have caused these presents to be executed and delivered as of the day and year stated in Article 1.

ATTEST                                    GARRETT AND GARRETT


/s/Ella H. Moore                          /s/ D.H. Garrett
----------------------------------        --------------------------------------
                                           Partner


ATTEST                                    ATLANTIC DESIGN COMPANY, INC.

                                          /s/ James N. Chiavetta 12/21/93
__________________________________        --------------------------------------
                                          Executive Vice President

STATE OF SOUTH CAROLINA
COUNTY OF GREENVILLE

     I, Juanita H. Gray, a Notary Public in and for said county and state of hereby certify that D.H. Garrett personally came before me and acknowledged the due execution of the foregoing instrument.

     WITNESS my hand and notarial seal this 30th day of December, 1993.

                               /s/ Juanita H. Gray
                               -----------------------------------
                                   Notary Public

My Commission expires:  May 31, 1999

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG


     I, Janet Salyer, a Notary Public in and for said county and state of hereby certify that James N. Chiavetta personally came before me and acknowledged the due execution of the foregoing instrument.

     WITNESS my hand and notarial seal this 22 day of December, 1993.

                               /s/ Janet Salyer
                               -----------------------------------------
                                   Notary Public

My Commission expires: My Commission Expires February 22, 1998

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